Exhibit 32.2
CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of ALLEGHENY ENERGY, INC. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip L. Goulding
Philip L. Goulding
November 6, 2007	Principal Financial Officer